Exhibit 99.77Q2 Item 405
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Petroleum & Resources Corporation
Section 16(a) Beneficial Ownership Reporting Compliance

Director         Filing Status    Form             # Transactions

Susan C. Schwab  Late             Form 3           0

Landon Peters    Late             Form 4           1
                 Late             Form 4           1
                 Late             Form 4           1
                 Failure          Form 4           1


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